United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

ZONES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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1102 15th Street SW

Suite 102

Auburn, WA 98001

March 23, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of Zones, Inc. on Thursday, April 27, 2006, at 3:00 p.m., local time, at the Company’s corporate headquarters, which are located at 1102 15th Street, SW, Suite 102, Auburn, Washington 98001.

At the Annual Meeting, you will be asked to (i) elect five directors to the Company’s Board of Directors, and (ii) vote on the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for 2006. The Notice of Annual Meeting of Shareholders and the Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

Your Board of Directors unanimously recommends that you vote FOR the election of the nominated directors and FOR the ratification of Grant Thornton LLP as the Company’s independent auditors for 2006.

Whether or not you plan to attend, we hope you will have your stock represented at the Annual Meeting. To do so, please mark, sign, date and return your proxy card in the enclosed, postage-prepaid envelope as soon as possible. Your stock will be voted in accordance with any instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely yours,

FIROZ H. LALJI
Chairman of the Board, President and Chief Executive Officer

ZONES, INC.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 27, 2006

To the Shareholders of Zones, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Zones, Inc., a Washington corporation (the “Company”), will be held on Thursday, April 27, 2006, at 3:00 p.m. local time, at the Company’s corporate headquarters, which are located at 1102 15th Street SW, Suite 102, Auburn, Washington 98001, for the following purposes:

1.	To elect five members of the Board of Directors to hold office until the 2007 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on Wednesday, March 8, 2006, as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Accordingly, only shareholders of record on that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements. For ten days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company’s principal office.

By Order of the Board of Directors,

RONALD P. MCFADDEN
Senior Vice President,
Chief Financial Officer and Secretary

Auburn, Washington

March 23, 2006

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE ANNUAL MEETING.

1102 15th Street SW, Suite 102

Auburn, Washington 98001

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To be held on April 27, 2006

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Zones, Inc., a Washington corporation (the “Company”), for use at the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 27, 2006, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 3:00 p.m. local time, at the Company’s corporate headquarters, which are located at 1102 15th Street SW, Suite 102, Auburn, Washington 98001. This Proxy Statement and the accompanying form of proxy are first being sent or given to the shareholders of the Company on or about March 23, 2006.

SOLICITATION AND VOTING

Proxy Voting and Revocation

If the accompanying form of proxy is properly signed, dated and returned (and not revoked), the shares represented by the proxy will be voted in accordance with the instructions specified on the proxy card. In the absence of instructions to the contrary, if the accompanying form of proxy is properly signed, dated and returned, such shares will be voted “FOR” election to the Board of all of the nominees listed in this Proxy Statement and named in the form of proxy and “FOR” the ratification of the appointment of Grant Thornton LLP as independent auditors for the Company for 2006, and in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting. Any shareholder executing a proxy card has the power to revoke it at any time before it is voted by (i) delivering written notice of revocation of the proxy to the Secretary of the Company, (ii) executing and delivering to the Company another proxy dated as of a later date, or (iii) attending and voting in person at the Annual Meeting.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock, $.001 par value per share (the “Common Stock”), at the close of business on March 8, 2006, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. On that date, there were 13,050,354 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of Common Stock outstanding on the record date is entitled to one vote. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock shall constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions, and “broker non-votes” (shares represented at the Annual Meeting which are held by a broker or nominee and as to which (i) instructions have not been received from the beneficial owner or the person entitled to vote such shares, and (ii) the broker or nominee does not have discretionary voting power) will each be counted as present for the purposes of determining the presence of a quorum. Holders of Common Stock are not entitled to cumulate votes in the election of directors.

Under Washington law and the Company’s charter documents, if a quorum is present, the five nominees for election to the Board who receive the greatest number of affirmative votes cast at the Annual Meeting will be elected directors. The affirmative vote of a majority of shares voted affirmatively or negatively in person or by proxy at the Annual Meeting is required for approval of any other matters submitted to a vote of shareholders.

Expenses of Solicitation

The Company will bear the cost of preparing and mailing this Proxy Statement and the accompanying proxy and the cost of soliciting of proxies on behalf of the Board. Solicitation will be by mail and may be supplemented by personal interview, telephone and telegram by directors, officers and others without special compensation. In addition to soliciting shareholders by mail through its employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated all of the current members of the Board (other than John T. Carleton) for re-election to the Board. Mr. Carleton announced in February 2006 that he would not seek re-election to the Board of Directors. Mr. Kirkpatrick has been a member of the Board since July 2005. Mr. Lalji, the Company’s Chairman and CEO, recommended Mr. Kirkpatrick to the Nominating and Corporate Governance Committee. After considering Mr. Kirkpatrick’s qualifications, experience and the other factors set forth in the Company’s Policy Regarding Director Nominations Process, the Nominating and Corporate Governance Committee recommended to the Board that it amend the Company’s Bylaws to create a vacancy and appoint Mr. Kirkpatrick to the Board to fill that vacancy. In accordance with the Company’s Bylaws, the Board adopted a resolution increasing the size of the Board from five to six members and appointed Mr. Kirkpatrick to fill the vacancy. The shareholders have not previously elected Mr. Kirkpatrick to the Board. The Board has passed a resolution, effective upon the date of the Annual Meeting, to amend the Bylaws to reduce the size of the Board from six to five members.

In connection with the annual review of the composition and the effectiveness of the Board, the Nominating and Corporate Governance Committee nominated the following five directors for re-election to the Board, to serve until the 2007 annual meeting of the Company’s shareholders and until their respective successors are elected and qualified:

John H. Bauer

Cathi Hatch

William C. Keiper

Kenneth M. Kirkpatrick

Firoz H. Lalji

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the five nominees of the Board named above. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominees as the Board, upon the recommendation of the Nominating and Corporate Governance Committee, may designate. If a quorum is present, the five nominees for director receiving the highest number of votes will be elected. Abstentions and “broker non-votes” will not have any effect on the outcome of this proposal.

The Board recommends a vote “FOR” the election of the nominees named above.

Directors

Directors.    This section sets forth the Company’s current directors and information concerning their respective ages and backgrounds.

Firoz H. Lalji, age 59, has served as the Company’s President and Chief Executive Officer since May 1998, and as Chairman of the Board since March 1999. Mr. Lalji is a co-founder of the Company and has served as a director of the Company since March 1990. Mr. Lalji is also President and Chief Executive Officer of Fana Capital Corporation, an investment holding company. From 1981 to 1997, he was President and Chief Executive Officer of Kits Cameras, Inc., which operated over 140 camera specialty stores in eight western states.

John H. Bauer, age 65, has served as a director of the Company since March 1997. Mr. Bauer was Executive Vice President of Nintendo of America, Inc., a manufacturer and distributor of video games and products from 1994 to 2003. From 1979 to 1994, he served as Managing Partner of the Northwest Group and the Seattle office of Coopers & Lybrand L.L.P., a public accounting and consulting firm. Mr. Bauer is on the Board of Directors of Cell Therapeutics Inc.

John T. Carleton, age 61, has served as a director of the Company since November 1995. From October 1995 to the present, he has held the position of Senior Vice President of Benaroya Capital Company, L.L.C., a private investment company. From 1993 to 1995, he served as Senior Vice President of GE Capital Group, Inc. Mr. Carleton announced in February 2006 that he would not seek re-election to the Company’s Board of Directors.

Cathi Hatch, age 56, has served as a director of the Company since October 2004. Since January 2005, Ms. Hatch has been the Founder, President and Chief Executive Officer of the Zino Society, LLC, an investments membership organization. From 1999 through 2005, Ms. Hatch was the President of HatchMatch, a philanthropic fundraising and corporate consulting organization. Prior to that, Ms. Hatch spent 30 years in the restaurant industry consulting on concept development, budgeting and project implementation.

Kenneth M. Kirkpatrick, age 52, joined the board of directors in July 2005. Mr. Kirkpatrick is the President of US Bank for Washington State. He is a 34-year veteran at US Bank, previously serving as President of Washington Commercial Banking and prior to that, Executive Vice President and Manager of the East King County Commercial Banking Office. He is the Board Chair of the US Bank Washington State Advisory Board of Directors and is a member of the Board of Directors of the Federal Reserve Bank, San Francisco, Seattle Branch. Mr. Kirkpatrick holds a bachelor’s degree in Finance from the University of Washington and has completed programs at Kellogg Executive program at Northwestern University and the Pacific Coast Banking School at the University of Washington.

William C. Keiper, age 56, has served as a director of the Company since November 2003. Mr. Keiper is currently the President and Chief Executive Officer, and a member of the Board of Directors of Hypercom Corporation. Mr. Keiper also currently serves on the Board of Directors of JDA Software Group, Inc. and Smith Micro Software, Inc. From 2002 to 2005, Mr. Keiper served as Chairman and Chief Executive Officer of Arrange Technology LLC, a software development services outsourcing company. Mr. Keiper received a Bachelor of Science Degree in Business (finance major) from Eastern Illinois University, a Juris Doctorate degree from Arizona State University, and a Masters Degree in International Management from the Thunderbird American Graduate School of International Management.

The Board has determined that, other than Mr. Lalji, each of the members of the Board is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”). Mr. Lalji’s niece is married to Mr. Anwar Jiwani, the Company’s Senior Vice President and Chief Information Officer. Otherwise, no family relationships exist between any of the Company’s directors or executive officers.

Meetings of the Board of Directors and Board Committees.    During the fiscal year ended December 31, 2005, the Board of Directors held four (4) meetings, the Audit Committee of the Board held ten (10) meetings, the Compensation Committee of the Board held four (4) meetings, the Nominating and Corporate Governance Committee of the Board held three (3) meetings, and the Section 162(m) Committee of the Board held one (1) meeting. No director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which such director served held during that period.

Audit Committee.    At the outset of fiscal year 2005, the members of the Audit Committee were Ms. Katie Pushor and Messrs. John Bauer and Richard Carter. Upon the recommendation of the Nominating and Corporate Governance Committee, in February 2005, the Audit Committee was reconstituted to include Ms. Cathi Hatch and Messrs. Bauer and Carleton and not Ms. Pushor and Mr. Carter. In July 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. Kirkpatrick to the committee. The Board of Directors has determined that each of the members of the Audit Committee is an “independent director” as such term is defined in NASD Marketplace Rule 4200(a)(15) for purposes of the Nasdaq rules as they apply to audit committee members and under the applicable provisions of the Sarbanes-Oxley Act of 2002. The Board has further determined that Messrs. Bauer and Kirkpatrick are “audit committee financial experts,” as defined in the applicable rules and regulations of the Securities and Exchange Commission. The Audit Committee, among other functions, retains our independent auditors, reviews their independence, reviews and approves the scope of our annual audit, reviews and approves any fee arrangements with our auditors, oversees their audit work, reviews and pre-approves any non-audit services that may be provided by them, reviews the adequacy of accounting and financial controls, reviews our critical accounting policies, and reviews and approves any related party transactions. The Audit Committee held ten (10) meetings during fiscal 2005. For additional information concerning the Audit Committee, see “Report of the Audit Committee” and “Principal Accounting Firm Fees” below.

Compensation Committee.    At the outset of fiscal 2005, the members of the Compensation Committee were Messrs. John Bauer, John Carleton and Richard Carter. In February 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board reconstituted the Committee to include Ms. Hatch and Messrs. Bauer and Carleton and not Mr. Carter. In July 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. Kirkpatrick to the committee. The Board has determined that each of the members of the Compensation Committee is an “independent director” as such term is defined in NASD Marketplace Rule 4200(a)(15). The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, reviews and makes recommendations to the full Board with respect to the compensation and benefits to be provided to the Company’s other executive officers, approves stock option grants to executive officers, and makes recommendations concerning general policy matters relating to employee compensation and benefits. The Compensation Committee held four (4) meetings during fiscal 2005. For additional information about the Compensation Committee, see “Report of Compensation Committee on Executive Compensation” below.

Nominating and Corporate Governance Committee.    At the outset of fiscal 2005, the members of the Nominating and Corporate Governance Committee were Ms. Katie Pushor and Messrs. Bauer and Carleton. In February 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board reconstituted the Nominating and Corporate Governance Committee to include Ms. Cathi Hatch and Messrs. Bauer and Carleton and not Ms. Pushor. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is an “independent director” as such term is defined in NASD Marketplace Rule 4200(a)(15). The Nominating and Corporate Governance Committee considers candidates for appointment and nomination for election to the Board of Directors and its committees and makes recommendations concerning such candidates. The Nominating and Corporate Governance Committee held three (3) meetings during fiscal 2005. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders in accordance with the procedures described on page 7-8.

Section 162(m) Committee.    The Board has appointed a Section 162(m) Committee, whose purpose is to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”), to assure that the Company can, for federal income tax purposes, deduct compensation in excess of $1 million per year to the Chief Executive Officer and the other top four most highly paid Company officers, including compensation resulting from the exercise of stock options. Under Section 162(m) of the IRC, stock options must be approved by a committee of “outside directors.” At the outset of fiscal 2005, the members of the Committee were Messrs. John Bauer and Richard Carter. In February 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board reconstituted the Committee to include Ms. Cathi Hatch and Mr. John Bauer and not Mr. Carter. Each of the members of the Section 162(m) Committee is an “independent director” as such term is defined in NASD Marketplace Rule 4200(a)(15), and an “outside director” for purposes of Section 162(m) of the IRC. The Section 162(m) Committee held one (1) meeting during fiscal 2005 during which it approved Mr. Lalji’s 200,000 share fiscal year 2005 stock option grant.

The Board has adopted a charter for each of the committees described above (other than the Section 162(m) Committee). The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors.

Corporate Governance

Current copies of the following materials related to the Company’s corporate governance policies and practices are publicly available on the Company’s web site at http://www.zones.com/ir.

•	Amended and Restated Articles of Incorporation, and all amendments thereto

•	Amended and Restated Bylaws, and all amendment thereto

•	Charter of the Audit Committee

•	Charter of the Compensation Committee

•	Charter of the Nominating and Corporate Governance Committee

•	Policy Regarding Director Nomination Process

•	Code of Business Conduct and Ethics (applicable to directors, officers and employees)

•	Policies Regarding Communications by Shareholders with Directors and Director Attendance at Annual Shareholder Meeting

Copies of the above listed materials may also be obtained, free of charge, by writing to: Senior Vice President, Chief Financial Officer and Secretary, Zones, Inc., 1102 15th Street SW, Suite 102, Auburn, WA 98001.

The policy regarding communications by shareholders with directors (the “Communication Policy”) describes the manner in which shareholders can send communications to the Board, to committees of the Board, and to individual directors, and describes the Company’s process for determining which communications will be relayed to Board members. The Communication Policy provides that shareholders may communicate with the Board, committees of the Board and individual directors by mailing, faxing, or emailing those communications addressed as follows:

[ADDRESSEE, e.g., Chairman of the Board, or Board of Directors, or

John Bauer, Audit Committee Chairman]

c/o Corporate Secretary

1102 15th Street SW, Ste. 102

Auburn, WA 98001

or

Fax: (253) 205-3626

or

Email Address: ronald.mcfadden@zones.com

The Policy Regarding Director Attendance at Annual Shareholder Meetings requires the Company to make every effort to schedule its annual meeting of shareholders at a time and date to maximize attendance by directors, taking into account the directors’ schedules, and requires each Board member to make every reasonable effort to attend the Company’s annual meeting of shareholders. There were five (5) directors at the time of the 2005 Annual Meeting of Shareholders and five (5) directors (all of the directors at that time) attended the meeting.

Director Nomination Process

The Company’s Board of Directors has adopted a Policy Regarding Director Nomination Process (the “Nominations Policy”). The purpose of the Nominations Policy is to describe the process by which the Nominating and Corporate Governance Committee (the “Nominating Committee”) selects director candidates for inclusion in the Company’s recommended slate of director nominees.

Minimum Qualifications for Board Members

The specific, minimum qualifications that the Board believes must be met by a Nominating Committee recommended nominee for a position on the Company’s Board of Directors are:

•	the nominee must be of the highest ethical character;

•	the nominee must be able to read and understand financial statements;

•	the nominee must be over 21 years of age;

•	the nominee must not have any significant and material conflict, whether personal, financial or otherwise, presented by being a member of the Board; and

•	the nominee must have the time to be available to devote to Board activities.

Necessary Qualities or Skills for Board Members

The specific qualities or skills that the Board believes are necessary for one or more of the Company’s directors to possess are:

•	nominees should have relevant expertise and experience, and be able to offer advice and guidance to the Company’s President based on that expertise and experience;

•	nominees should possess any necessary independence or financial expertise that may be required by law, the NASD and the Securities and Exchange Commission;

•	the skills, experience and background of the nominee should complement those of the other directors;

•	in making the determinations regarding nominations of directors, the Nominating Committee may take into account the benefits of diverse viewpoints; and

•	nominees must be likely to have a constructive working relationship with other directors.

Process for Identifying Candidates

The Nominating Committee uses its network of contacts, including current members of the Board, to identify potential Board candidates. The Nominating Committee may also engage, if it deems appropriate, a professional search firm to assist the Nominating Committee in identifying suitable candidates to serve on the Board. The Nominating Committee reviews candidates from time to time and may at any time during the year recommend to the Board that it amend the Company’s Bylaws to increase the size of the Board to accommodate a new member. Finally, the Nominating Committee considers any nominees who would qualify as “independent directors,” under applicable Nasdaq or other rules and regulations, recommended by shareholders.

Nominees Recommended by Shareholders

For the Nominating Committee to consider a candidate recommended by a shareholder for inclusion in the slate of director nominees included in the Company’s proxy materials, the shareholder must give the Nominating Committee notice not less than 120 days prior to the anniversary date of the Company’s proxy statement filed in connection with the prior year’s annual shareholders’ meeting. The notice must be accompanied by the following:

•	the candidate’s full legal name, age, and business and residence address;

•	a complete description of the candidate’s education and work history;

•	a description of any other experience of the candidate that demonstrates an ability to serve on the board of directors of a public company;

•	all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder; and

•	a consent, to be considered as a candidate and publicly identified, executed by the candidate, which includes a certification that the information provided about the candidate is true and correct and does not omit any material information.

The notice must be delivered in writing, by registered or certified, first-class mail, postage prepaid, to the following address:

Chair, Nominating and Corporate Governance Committee of Zones, Inc.

c/o Chief Financial Officer and Corporate Secretary

1102 15th Street, SW, Suite 102

Auburn, WA 98001

The Chief Financial Officer and Corporate Secretary will forward any notices received to the Chair of the Nominating Committee.

Evaluation of Candidates

The Nominating Committee evaluates the candidates against the criteria for directors summarized above. All incumbent directors and director candidates are to submit a completed form of directors’ and officers’ questionnaire. In the case of incumbent directors, the Nominating Committee will also review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term. Finally, the process will include interviews and additional background and reference checks for non-incumbent director candidates, at the discretion of the Nominating Committee. The only difference in the manner in which the Nominating Committee will evaluate director candidates recommended by shareholders is that the process may include additional background and reference checks for such candidates, at the discretion of the Nominating Committee. The Nominating Committee will then consider such candidates’ qualifications and choose the nominees by majority vote.

Future Revisions to the Nominations Policy

The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of the Company’s director nomination process. The Nominating Committee will review the Nominations Policy from time to time and anticipates that modifications may be necessary in the future. The Nominating Committee may modify or amend the Nominations Policy at any time, in which case the most current version will be available on the Company’s web site at http://www.zones.com/ir.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board of Directors has determined that each of the directors other than Firoz H. Lalji is an “independent director” as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD”).

The Board of Directors has also determined that each member of the three committees of the Board described above meets the independence requirements applicable to those committees prescribed by the NASD and by the Securities and Exchange Commission (“SEC”). The Board of Directors has further determined that each of John Bauer, the Chair of the Audit Committee of the Board of Directors, and Kenneth M. Kirkpatrick, a member of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Grant Thornton LLP as the independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2006. Grant Thornton LLP has audited the accounts of the Company for fiscal 2005. Representatives of Grant Thornton LLP are expected to attend the Annual Meeting, with the opportunity to make a statement if the representatives desire to do so, and will have an opportunity to respond to appropriate questions from shareholders.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ratification of the appointment of Grant Thornton LLP as the independent auditors for the Company for fiscal 2006. Approval of this proposal requires the affirmative vote of a majority of the shares voted affirmatively or negatively on the proposal at the Annual Meeting either in person or by proxy. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Principal Accountant Firm Fees

The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2005, and December 31, 2004, by our independent auditors.

	Fiscal 2005	Fiscal 2004
Audit Fees(1)	$208,923	$251,866
Audit-Related Fees(2)	22,269	35,809
Tax Fees(3)	48,166	29,170
All Other Fees(4)	1,500	1,400

Total	$280,858	$318,245

(1)	Audit fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and reviews that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes consultations in connection with acquisitions and consultation concerning financial reporting.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above. This category includes fees for accounting literature.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The Chair of the Audit Committee is also authorized, pursuant to delegated authority, to pre-approve certain additional services up to specified limits, on a case by case basis, and such approvals are communicated to the full Audit Committee at its next meeting. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

The Audit Committee has considered whether the provision of any non-audit services by Grant Thornton LLP is compatible with maintaining Grant Thornton LLP’s independence from the Company and has concluded that it is.

On August 15, 2005, our Audit Committee dismissed PricewaterhouseCoopers LLP as our independent auditors. At that time, the reports of PricewaterhouseCoopers LLP on our financial statements for the two fiscal years preceding the dismissal had not contained an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principle. In the two fiscal years preceding the dismissal, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. During the two fiscal years preceding the dismissal, we did not have a disagreement or different of opinion with PricewaterhouseCoopers LLP in which PricewaterhouseCoopers LLP advised us of any matter that would be a reportable event under Item 304 of Regulation S-K.

Our Audit Committee engaged Grant Thornton LLP as our independent auditors in August 2005. During the two fiscal years preceding August 2005, we had not consulted with Grant Thornton LLP regarding either the application of accounting principles to a specified completed or proposed transaction, the type of audit opinion they might render on our financial statements, or any disagreement with PricewaterhouseCoopers LLP or reportable event.

Approval of this proposal requires the affirmative vote of majority of the votes cast affirmatively or negatively on the proposal at the annual meeting of shareholders, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Shareholder ratification of the selection of Grant Thornton LLP as our independent public auditors is not required by our bylaws or otherwise. We are submitting the selection of grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Audit Committee determines that such a change could be in our best interests and the best interests of our shareholders. Unless otherwise instructed, the person named in the accompanying form of proxy intend to vote shares represented by properly executed proxies for the ratification of the appointment of Grant Thornton LLP as our independent auditors.

The Board recommends a vote “FOR” ratification of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006.

INFORMATION ABOUT ZONES

Security Ownership of Certain Beneficial Owners, Directors, Nominees and Management

The following table sets forth, as of March 8, 2006, certain information with respect to the beneficial ownership of our Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and director-nominee of the Company, (iii) each executive officer named in the Summary Compensation Table on page 13 below, and (iv) all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Number of Shares Underlying Options(3)	Percent of Common Stock Outstanding(4)
Firoz H. and Najma Lalji 1102 15th St. SW, Suite 102 Auburn, WA 98001	7,816,540	870,500	56.1%
Dimensional Fund Advisors Inc.(5) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	702,219	0	5.4%
Patrick Sean Hobday	189,500	189,000	1.4%
John T. Carleton	168,834	110,834	1.3%
Anwar Jiwani	126,000	126,000	1.0%
Ronald P. McFadden	123,000	122,000	*
Christina M. Corley	112,000	112,000	*
John H. Bauer	91,300	82,500	*
Kenneth M. Kirkpatrick	55,500	30,000
William C. Keiper	46,667	46,667	*
Cathi Hatch	45,000	5,000	*
Former Officer:
Jeffrey D. Hansen	0	0	*
All directors and executive officers as a group (10 persons)	8,774,341	1,729,501	59.4%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them subject to community property law where applicable and to the information contained in the footnotes to the table.

(2)	Number of shares of Common Stock shown as beneficially owned by each person named in this table includes all shares of Common Stock underlying options or warrants exercisable by such person within 60 days of March 8, 2006. This number also includes 50,000 shares held for the benefit of Mr. Lalji’s daughter, of which he disclaims beneficial ownership.

(3)	Represents the number of shares of Common Stock underlying options or warrants exercisable within 60 days of March 8, 2006.

(4)	Calculated on the basis of 13,050,354 shares of Common Stock outstanding as of March 8, 2006, except that shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of March 8, 2006, are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person.

(5)	Based on a Schedule 13G/A filed by Dimensional Fund Advisors Inc. (“Dimensional”) with the Securities and Exchange Commission on February 26, 2006. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investments Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Funds”). In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the shares of the Company that are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned during each of the past three fiscal years by the Company’s Chief Executive Officer, and by the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000, for services rendered to the Company in fiscal 2005 (the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options(#)	All Other Compensation(1)
Firoz H. Lalji Chairman of the Board, President and Chief Executive Officer	2005 2004 2003	$400,000 400,000 350,000	$172,808 49,479 100,000	200,000 200,000 150,000		$7,302 6,735 —

Patrick Sean Hobday Executive Vice President of Sales	2005 2004 2003	$394,708 557,491 478,655	$168,250 — —	— 75,000 80,000		$32,892 3,953 —

Christina M. Corley(2) Executive Vice President of Purchasing and Operations	2005 2004 2003	$342,562 480,442 227,788	$193,250 — 120,302	— 195,000 75,000		$4,156 4,390 —

Ronald P. McFadden Senior Vice President, Chief Financial Officer and Secretary	2005 2004 2003	$200,000 200,000 173,333	$77,500 37,292 20,000	— — 250,000		$6,807 6,164 413

Anwar M. Jiwani Senior Vice President and Chief Information Officer	2005 2004 2003	$180,000 180,000 150,000	$77,763 34,688 —	— — 250,000	$	— — —

Former Executive Officer:
Jeffrey D. Hansen(3) Former Senior Vice President, Merchandising	2005 2004 2003	$124,612 200,000 —	$9,910 49,354 —	— — —		$1,669 6,651 —

(1)	Represents Company matching contributions to the named officers’ 401(k) savings plan, and, in the case of Mr. Hobday, a car allowance in the amount of $25,352.

(2)	Ms. Corley has been an employee of the Company since April 1, 2003.

(3)	Mr. Hansen’s employment with the Company ended on May 4, 2005.

Stock Option Grants in Fiscal 2005

The following table provides information concerning grants of options to purchase Common Stock made during fiscal 2005 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in 2005	Exercise Price ($/Share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)
Firoz H. Lalji	200,000	82.6%	$2.92	5/5/2015	$367,274	$930,746

(1)	The option was fully vested and granted pursuant to the Company’s 2003 Equity Incentive Plan. The exercise price and federal tax withholding may be paid in cash in certain situations or with shares of Company stock already owned.

(2)	The option was granted at market value on the date of grant based on the closing price of the Common Stock on the date of grant, as reported by The Nasdaq National Market.

(3)	Potential realizable value amounts are net of exercise price, but before taxes associated with exercise. The actual value, if any, that a Named Executive Officer or any other individual may realize depends on the excess of the stock price over the exercise price on the date the option is exercised. The figures above are based on the market price of the Common Stock on the date of grant and assumed appreciation over the term of the options at the respective annual rates of stock appreciation shown and are not intended to forecast future appreciation, if any, in the market value of the Common Stock.

Fiscal 2005 Option Exercises and Year-End Option Values

The following table provides information concerning exercise and unexercised options held as of December 31, 2005, by the Named Executive Officers.

Fiscal Year-End Option Values

Name	Shares acquired on exercise	Value realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised in-the-Money Options at Fiscal Year-End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Firoz H. Lalji	—	—	870,500	2,000	$1,633,020	$7,880
Patrick Sean Hobday	—	—	173,036	158,964	592,246	481,448
Christina M. Corley	—	—	87,667	182,333	272,538	416,162
Ronald P. McFadden	—	—	114,000	156,000	436,600	595,600
Anwar M. Jiwani	—	—	114,000	156,000	437,400	596,800
Former Officer: Jeffrey D. Hansen	67,334	164,295	—	—	—	—

(1)	Represents the aggregate fair market value of the shares of Common Stock subject to outstanding in-the-money options, less the aggregate exercise price of such options, based on the closing price of the Common Stock of $4.86 as reported on The Nasdaq National Market on December 31, 2005.

Employment Contracts and Termination of Employment

Christina Corley.    On March 31, 2003, in connection with our acquisition of Corporate PC Source, Inc., we entered into an Employment Agreement with Christina Corley, one of our Executive Vice Presidents. The agreement provides for the payment to Ms. Corley of a $300,000 minimum base annual salary and a quarterly incentive bonus. Pursuant to the agreement, Ms. Corley was granted an option under our 1993 Stock Incentive Plan to purchase 70,000 shares of our Common Stock, at an exercise price of $0.86 per share and vesting annually over three years, pursuant to the Company’s 1993 Stock Incentive Plan. The agreement also provides for the following severance benefits if Ms. Corley’s employment with us terminates involuntarily or if Ms. Corley terminates her employment with us voluntarily for “Good Reason,” as defined in the Agreement: (a) a lump sum payment equal to six months’ of Ms. Corley’s then-effective base salary, and (b) the continuation of Company-paid benefits for six months. Ms. Corley has agreed not to compete with the Company for a period of five years from the date of the agreement. In July 2005, we amended Ms. Corley’s agreement so that her quarterly bonus is equal to the greater of (i) $43,750 or (ii) her bonus under the Company’s Executive Vice President Incentive Program.

Other Named Executive Officers.    The Company has at-will employment arrangements with its other Named Executive Officers. As part of those at-will employment arrangements, the Named Executive Officers participate in the Company’s bonus programs applicable to them. See “Report of Compensation Committee on Executive Compensation,” on pages 17-20.

Compensation of Directors

Our non-employee directors receive a quarterly retainer fee of $2,500, in addition to $1,000 for each in-person meeting of the Board they attend. Our non-employee directors also receive fees for each Board Committee meeting they attend. Our directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board or any of its Committees. Directors who are employees of the Company do not receive any fee for their services as directors. The following table summarizes the fees paid to Board members for Committee meetings.

Committee	Position	Compensation
Audit Committee	Chair	$5,000
	Member	$2,000

Compensation Committee	Chair	$1,500
	Member	$750

Nominating and Corporate Governance Committee	Chair	$2,500
	Member	$750

Strategic Committee	Co-chair	$9,000

Section 162(m) Committee	Chair	$1,500
	Member	$750

In July 2005, each of our non-employee directors other than Mr. Kirkpatrick received an option to purchase 10,000 shares of our Common Stock at $4.38 per share under the Company’s 2003 Equity Incentive Plan. Each of these options is fully vested, immediately exercisable, has a ten-year term and no post-termination of service exercise period limitations.

Upon his appointment to the Board in July 2005, Mr. Kirkpatrick received a ten-year (with no post-termination of service exercise limitation), fully vested option to purchase 30,000 shares of the Company’s common stock at $4.38 per share under the Company’s 2003 Equity Incentive, in lieu of the 10,000 share stock option that he would have been entitled to receive under the Company’s 1999 Director Plan.

In May 2005, the Board suspended all grants under the Company’s 1996 Director Stock Option Plan until such further time as it determined appropriate to continue making grants under that plan.

The Company has entered into agreements with all directors under which the Company will indemnify them against claims and liabilities arising out of their service as directors, in addition to advancing expenses to defend claims subject to indemnification.

Certain Relationships and Related Transactions

On March 31, 2003, the Company acquired all of the outstanding shares of capital stock of Corporate PC Source, Inc. (“CPCS”), an Illinois-based computer products reseller. The Company paid $4,881,000 in cash, and issued $2,500,000 in principal amount of notes payable, to CPCS’ shareholders. The purchase price was based in part on the historical financial results of CPCS’ operations, and also included an earn-out feature based on CPCS’ post-acquisition performance. Christina Corley, now one of the Company’s executive officers, was a shareholder of CPCS who received cash and a note in the Company’s acquisition of CPCS (she was not a Company executive officer when the acquisition closed on March 31, 2003). Ms. Corley received $2,323,560 in cash, and a note in the amount of $1,275,000, on the closing of the acquisition. The note was subject to reduction in the event CPCS did not meet certain earnings targets over the three-year earn-out period. In connection with the CPCS transaction, the Company also paid William C. Keiper’s consulting services company $117,919 for advising the Company with respect to the transaction. Mr. Keiper was not then, but has since become, a member of the Board.

On September 27, 2004, the Company entered into a Termination and Settlement Agreement with the former shareholders of CPCS, including Ms. Corley. Pursuant to the Termination and Settlement Agreement, the amount of potential earn-out payments was reduced to a fixed sum and each outstanding convertible promissory note and non-convertible promissory note was cancelled in exchange for a new, unsecured, subordinated non-convertible promissory note in the principal amount of each former note holder’s pro rata portion of such fixed amount. Interest accrues on the unpaid principal amount of the new notes at the prime rate plus 1/4%. The Company will make payments on accrued interest and outstanding principal on the new notes on a fixed payment schedule through April 2006. Ms. Corley received a new note in the amount of $1,399,371. During fiscal 2005, the Company paid Ms. Corley $708,288.56 in principal and interest pursuant to the above-described arrangements.

Fana Auburn LLC (“Fana”), an entity beneficially owned by Firoz H. Lalji, the Company’s Chairman and Chief Executive Officer, acquired the property and buildings in which the Company’s headquarters are located in June 2004, and thus became the Company’s landlord. The Company’s Audit Committee reviewed and approved Fana’s purchase as if it were a related party transaction, and also as if it were a potential corporate opportunity. In the future, the Company may have to renew and re-negotiate its lease with Fana, which would present a related party, conflicted interest transaction, subject to further Audit Committee review. The Company is currently negotiating an expansion of its leased facilities from Fana. The Audit Committee has reviewed and approved expanding the space leased from Fana. Lease payments from the Company to Fana in fiscal year 2005 were $1.7 million, and are expected to be in the range of $1.7 to $2.0 million for the remainder of the lease term, which expires on August 31, 2014. In addition to that, the Company has two five-year extension rights.

Equity Compensation Plan Information

We currently maintain two compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants: (i) our 1999 Director Stock Option Plan, and (ii) our 2003 Equity Incentive Plan, each of which has been approved by our shareholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under our 1999 Director Stock Option Plan and our 2003 Equity Incentive Plan as of December 31, 2005:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by shareholders	3,067,719	$2.84	602,885
Equity compensation plans not approved by shareholders	—	$—	—

Total	3,067,719		602,885

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10% of the Company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such person.

To the Company’s knowledge, based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% shareholders were complied with during 2005.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors consists exclusively of non-employee directors, each of which is an “independent director” as that term is defined in the listing standards of The Nasdaq Stock Market. At the outset of fiscal 2005, the members of the Compensation Committee were Messrs. John Bauer, John Carleton and Richard Carter. In February 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board reconstituted the Committee to include Ms. Hatch and Messrs. Bauer and Carleton and not Mr. Carter. In July 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. Kirkpatrick to the committee. Mr. Carleton was the Chair of the Committee during fiscal 2005. The Committee is responsible for establishing and administering the programs that governs the compensation and benefit programs for the executive officers of the Company. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salaries.

Compensation Philosophy and Objectives.    The Compensation Committee’s objective is to increase shareholder value by aligning executive compensation with the Company’s business objectives and performance, and to enable the Company to attract and retain key management employees who can contribute to the Company’s long-term success. To attract outstanding executives, the Company’s philosophy has been, and continues to be, to provide a total compensation package that is competitive within the direct marketing channel for information technology products, and one that bears a close relationship to individual performance and the long-term business objectives of the Company.

The total direct compensation package for the Company’s executive officers is presently made up of three elements—an annual base salary, a short-term incentive program in the form of performance-based cash bonuses, and stock option grants. The Compensation Committee believes the Company’s compensation programs are appropriate for its chief executive officer, executive vice presidents, and senior vice presidents on the basis of industry standards, competitive practice and Company performance. In evaluating executive compensation, the Committee uses tally sheets, showing the value of all compensation received by each executive officer. The Committee also pays careful attention to how executive compensation in general compares to the CEO’s compensation.

Base Salaries.    Individual base salaries reflect internal position and responsibilities and individual performance and contribution. The Compensation Committee reviews salaries for all executive officers at the Senior Vice President level and higher, giving due consideration to the recommendations of the Chief Executive Officer (other than with respect to CEO compensation). The Compensation Committee believes that the relative salaries of senior management should reflect individual experience, contribution and performance, although it does not have a targeted range for base salaries or bonuses for any position. Salaries are established by the Compensation Committee, or the Board based on the Compensation Committee’s recommendations.

Bonus Compensation.    The Company has two cash bonus programs: the Zones, Inc. Bonus Program (applicable to the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Information Officer) and the Zones, Inc. Executive Vice President Incentive Program (applicable to the Company’s Executive Vice President of Sales and Executive Vice President and Purchasing and Operations).

The Zones, Inc. Bonus Program.    This bonus program rewards achievement for financial and individual performance. Under the bonus program, the Chief Executive Officer, the Chief Financial Officer and the Chief Information Officer are eligible to receive a bonus if the Company meets its predetermined financial performance objective approved by the Board. The financial performance standard is based on income from operations, after accrual of bonuses. The officers are also eligible to receive discretionary bonuses.

The two components of the bonus program are as follows:

•	Financial Performance: The participating executives are eligible for an annual bonus of up to 100% of annual base compensation, of which up to 25% may be paid quarterly. The Company must meet its minimum quarterly financial performance objective for an officer to be paid quarterly (although the Company could not meet a quarterly objective and meet the annual objective and the participating executive could receive the entire annual bonus). At the completion of the fiscal year, the Company’s annual financial performance is measured against the annual financial performance objective set by the Board. Annual bonuses are calculated based on the Company achieving the minimum financial performance objective less all previous payments made during any of the quarters throughout the year.

•	Individual Performance: Participating executive officers may receive bonuses at the discretion of the Board based on individual performance.

The Zones, Inc. Executive Vice President Incentive Program.    This program rewards the Executive Vice Presidents for achievement of financial and individual performance. Under this incentive program, the participating officers have assigned target bonus levels expressed as a percent of fiscal year end annual salary. These executive vice presidents may earn a bonus up to 250% of their annual salary if they exceed targeted gross profit and operating income, including the accrual for incentive programs. Two components comprise the fundamental design of the bonus program:

•	Financial Performance of the Company: Participating executive officers are eligible to receive quarterly bonuses based on the Company’s quarterly gross profit and operating income.

•	Individual Performance: Participating executive officers may receive bonuses at the discretion of the Board based on individual performance.

The Board retains the right to change the above bonus programs at any time. The Board’s approval of the terms of a bonus program is not deemed to create an enforceable agreement between the Company and any executive officer. No rights to any awards exist unless and until the Board authorizes payment of such award under the bonus program.

Stock Options.    The Company’s 2003 Equity Incentive Plan is designed to provide additional incentives to executive officers and other key employees to maximize shareholder value. Because these individuals are in a position to make a substantial contribution to the Company’s long-term success, the Company believes they should have a significant equity stake so they have a greater incentive to manage the business as shareholders rather than merely as employees. Options granted under the plan generally have vesting periods to encourage executive officers and key employees to continue in the employ of the Company.

Compensation of the Chief Executive Officer.    Mr. Lalji served as the Company’s President and Chief Executive Officer during fiscal 2005. In early 2005, after considering the Company’s progress towards certain corporate objectives, Mr. Lalji’s contributions toward those objectives, and Mr. Lalji’s development of overall strategy, the Committee reconfirmed Mr. Lalji’s annual base salary at $400,000, recommended that the Section 162(m) Committee award Mr. Lalji a fully-vested, nonqualified stock option to purchase 200,000 shares of Common Stock, and approved a bonus plan based on Company financial performance for Mr. Lalji to participate in. During 2005, the Compensation Committee engaged an independent executive compensation consultant to evaluate Mr. Lalji’s compensation package. Based on this report as well as periodic reviews of publicly available information relating to the Company’s competitors, the Compensation Committee believes the Mr. Lalji’s overall 2005 compensation properly reflected Mr. Lalji’s experience and responsibilities, and was competitive with other chief executive officers in the direct marketing channel with a similar level of experience. Under the bonus plan approved by the Committee, Mr. Lalji received a bonus of $172,808 based on the Company’s 2005 financial performance.

Tax Deductibility of Executive Compensation.    The Compensation Committee has considered the effect of Section 162(m) of the Internal Revenue Code on the Company’s executive compensation programs. Section 162(m) disallows a deduction for certain executive compensation which exceeds one million dollars per year unless certain conditions are satisfied. To assure compliance with Section 162(m), the Board of Directors of the Company constituted a Section 162(m) Committee comprised solely of “outside directors” for purposes of Section 162(m) to review and approve Mr. Lalji’s 200,000 shares stock option grant made in May 2005. Based on these actions, the Compensation Committee believes that in general the deductibility of amounts paid to its executive officers will not be limited by Section 162(m). The Compensation Committee and the Board retain the right to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m).

THE COMPENSATION COMMITTEE

Mr. John Carleton (Chair)

Mr. John Bauer

Ms. Cathi Hatch

Mr. Ken Kirkpatrick

SECTION 162(m) COMMITTEE

Mr. John Bauer

Ms. Cathi Hatch

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. The independent auditor is responsible for expressing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached as Appendix A.

At the outset of fiscal year 2005, the members of the Audit Committee were Ms. Katie Pushor and Messrs. Bauer and Richard Carter. Upon the recommendation of the Nominating and Corporate Governance Committee, in February 2005, the Audit Committee was reconstituted to include Ms. Cathi Hatch and Messrs. Bauer and Carleton and not Ms. Pushor and Mr. Carter. In July 2005, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. Kirkpatrick to the committee. Each of the members of the Audit Committee is, in the judgment of the Board, an “independent director” under applicable SEC rules and the listing standards for The Nasdaq Stock Market.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2005 with management.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and the discussions referred to in the immediately foregoing three paragraphs, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2005, be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year ended December 31, 2005.

THE AUDIT COMMITTEE

Mr. John Bauer (Chair)

John Carleton

Cathi Hatch

Ken Kirkpatrick

PERFORMANCE GRAPH

Set forth below is a graph comparing the annual percentage change in the cumulative total return on our Common Stock during the period beginning on December 31, 2000, and ending on December 31, 2005, with the cumulative total return during that period on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Retail Trade Index. The comparison assumes $100.00 was invested on December 31, 2000, in our Common Stock and each index, and also assumes that all dividends have been reinvested. No cash dividends have been declared on the Common Stock. The return on the Common Stock shown on the graph should not be considered indicative of future stock performance.

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Zones, Inc.	$100	$66	$72	$143	$558	$420
Nasdaq Composite Index	100	79	54	81	89	91
Nasdaq Retail Trade Index	100	138	117	163	207	209

OTHER MATTERS

At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the Annual Meeting. If, however, other matters that are not now known or determined are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.

REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2005, is available to shareholders, without charge, upon written request to Zones, Inc., 1102 15th Street SW, Suite 102, Auburn, Washington 98001; Attention: Ronald P. McFadden. The Annual Report on Form 10-K and the Exhibits filed with it are available at the Company’s website at http://www.zones.com/cgi-bin/zones/site/staticsir/static_page.html?name=ir/annual_reports.

SHAREHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

A shareholder of record who intends to submit a proposal at the Company’s 2007 Annual Meeting of Shareholders must provide prior written notice to the Company. The notice should be addressed to the Secretary at the Company’s offices at 1102 15th Street SW, Suite 102, Auburn, Washington 98001, and must be received by the Company not less than 120 days prior to the anniversary date that this Proxy Statement was released to shareholders. The notice to the Company must satisfy the conditions specified in the Company’s Bylaws and the conditions established by the Securities and Exchange Commission. A copy of the Bylaws will be sent to any shareholder upon written request to the Company’s Secretary.

Auburn, Washington

March 23, 2006

APPENDIX A

ZONES, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

I.	STATEMENT OF POLICY

This Charter specifies the scope of the responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Zones, Inc. (the “Company”) and the manner in which those responsibilities shall be performed, including its structure, processes and membership requirements.

The primary purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The Committee shall also review the qualifications, independence and performance, and approve the terms of engagement of the Company’s independent auditor, review the performance of the Company’s internal audit function and prepare any reports required of the Committee under rules of the Securities and Exchange Commission (“SEC”).

The Company shall provide appropriate funding, as determined by the Committee, to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate investigations, and hire legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary, to fulfill its duties under this Charter. The Committee may also perform such other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

II.	ORGANIZATION AND MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more directors selected by the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market, provided that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate family member of an employee or officer, may be appointed to the Committee, subject to the approval of the Board pursuant to, and subject to the limitations under, the “exceptional and limited circumstances” exceptions as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

•	has participated in the preparation of the financial statements of the Company or any current subsidiary at any time during the past three (3) years; or

•	accepts any consulting, advisory, or other compensatory fee, directly or indirectly, from the Company, other than in his or her capacity as a member of the Committee, the Board, or any other committee of the Board; or

•	is an affiliate of the Company or any subsidiary of the Company, other than a director who meets the independence requirements of The Nasdaq Stock Market.

Each member of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. In addition, at least one member shall be an audit committee financial expert as determined by the Board in accordance with the rules of the SEC.

The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be replaced by the Board. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with the independent auditor and management in separate executive sessions as appropriate. The Committee shall meet with the independent auditor and management on a quarterly basis to review the Company’s financial statements and financial reports and other public disclosure of the Company’s financial condition and results of operations. The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record summaries of its recommendations to the Board in written form, which will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

IV.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall:

A.	Oversight of the Company’s Independent Auditor

1. Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work with each such auditor reporting directly to the Committee.

2. Periodically review and discuss with the independent auditor (i) the matters required to be discussed by Statement on Auditing Standards Standard No. 61, as amended, and (ii) any formal written statements received from the independent auditor consistent with and in satisfaction of Independence Standards Board No. 1, as amended, including without limitation, descriptions of (x) all relationships between the independent auditor and the Company, (y) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence and (z) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

3. Discuss with the independent auditor at least annually the auditor’s internal quality-control procedures, and any material issues raised by the most recent peer review, and all relationships between the independent auditor and the Company.

4. Evaluate annually the qualifications, performance and independence of the independent auditor, including a review of whether the independent auditor’s quality control procedures are adequate and a review and evaluation of the lead partner of the independent auditor, taking into account the opinions of management; and report to the Board on its conclusions, together with any recommendations for additional action.

5. Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit every five years, consider issues related to the timing of such rotation and the transition to new lead and reviewing partners, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm, and report to the Board on its conclusions.

6. Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder, and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approval shall be presented to the Committee at its next scheduled meeting, and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of clauses (i)(x) and (y) above.

7. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

8. Approve as necessary the termination of the engagement of the independent auditor .

9. Regularly review with the independent auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements. Review with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but that were “passed” (as immaterial or otherwise), any significant consultations between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement, any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the independent auditor to the Company, or any other material written communication provided by the independent auditor to the Company’s management.

10. Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor.

B.	Review of Financial Reporting, Policies, and Processes

1. Review and discuss with management and the independent auditor the Company’s annual audited financial statements and any certification, report, opinion, letter or review rendered by the independent auditor, and recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K;

2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements.

3. Review and discuss with management and the independent auditor the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing in the Company’s periodic reports.

4. Review and discuss earnings press releases and other information provided to securities analysts and rating agencies, including any “pro forma” or adjusted financial information.

5. Periodically meet separately with management and with the independent auditor.

6. Review with management and the independent auditor any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

7. Review with management its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”), review annually with the independent auditor the attestation to, if any, and report on the assessment made by management, and consider with management, and the independent auditor, if evaluated by the auditor, whether any changes to the Internal Controls are appropriate in light of management’s assessment or the independent auditor’s attestation, if any.

8. To the extent that it deems appropriate, review with management its evaluation of the Company’s procedures and controls designed to assure that information required to be disclosed in its periodic public reports is recorded, processed, summarized and reported in such reports within the time periods specified by the SEC for the filing of such reports (“Disclosure Controls”), and consider whether any changes are appropriate in light of management’s evaluation of the effectiveness of such Disclosure Controls.

9. Review and discuss with management and the independent auditor any off-balance sheet transactions or structures and their effect on the Company’s financial results and operations, as well as the disclosure regarding of such transactions and structures in the Company’s public filings;

10. Review with management and the independent auditor the effect of regulatory and accounting initiatives on the financial statements. Review any major issues regarding accounting principles and financial statement presentations, including any significant changes in selection of and application of accounting principles. Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

11. Review any analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including the effects of the alternative GAAP methods on the financial statements.

12. Review any special audit steps adopted in light of material control deficiencies. Review with the independent auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

C.	Risk Management, Related Party Transactions, Legal Compliance and Ethics

1. Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

2. Review and approve any related-party transactions, after reviewing each such transaction for potential conflicts of interests and other improprieties.

3. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

4. In consultation with the Nominating and Corporate Governance Committee, consider and present to the Board for adoption a Code of Conduct for all employees and directors that meets the requirements of Item 406 of the SEC’s Regulations S-K, and provide for and review prompt disclosure to the public of any change in, or waiver of, such Code of Conduct. In consultation with the Nominating and Corporate Governance Committee, review such Code of Conduct periodically and recommend such changes to such Code of Conduct as deemed appropriate, and adopt procedures for monitoring and enforcing compliance with such Code of Conduct.

5. As requested by the Board, review and investigate conduct alleged by the Board to be in violation of the Company’s Code of Conduct, and adopt as necessary or appropriate, remedial, disciplinary, or other measures with respect to such conduct.

6. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raise material issues regarding the Company’s financial statements or accounting policies.

7. Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken and handled. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

8. Review with the Company’s legal counsel and report to the Board on litigation, material government investigations and compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

9. Review with the Company’s legal counsel and accounting advisors, and report to the Board on, legal compliance matters, including insider trading policies and disclosure of insider and related-party transactions; meet with legal counsel and discuss any report provided by such counsel concerning evidence of a material violation of securities laws or breach of fiduciary duty or similar violation by the Company or any agent, and adopt, as necessary, appropriate remedial measures or sanctions with respect to the violation.

10. Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

11. Develop, in coordination with the Nominating and Corporate Governance Committee, and implement an annual performance evaluation of the Committee.

12. Review and monitor compliance with the Company’s Insider Trading Policy.

13. Regularly report to the Board on the Committee’s activities, recommendations and conclusions.

14. Review and reassess the Charter’s adequacy at least annually.

Zones, Inc.

1102 15th Street, SW, Suite 102

Auburn, Washington 98001

(253) 205-3000

ZONES, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders of Zones, Inc. (the “Company”), and the related Proxy Statement dated March 23, 2006, hereby appoints Firoz H. Lalji and Ronald P. McFadden, and each of them, proxies for the undersigned, with full power of substitution, and authorizes them to attend the Annual Meeting of Shareholders for the Company on April 27, 2006, and any adjournments thereof, and to vote thereat all shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present, such proxies being instructed to vote as specified on the reverse side hereof, or, to the extent not specified, to vote FOR the election as directors of all nominees named on the reverse side, and FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors, and to vote in their discretion on any other matters presented at the meeting or any adjournments thereof.

PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

FOR all nominees listed (except as withheld)

Withhold Authority to vote all nominees

1.	ELECTION OF DIRECTORS:

01 John H. Bauer 02 Cathi Hatch 03 William C. Keiper 04 Ken Kirkpatrick 05 Firoz H. Lalji

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.)

2. PROPOSAL TO RATIFY THE SELECTION OF

GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006

FOR	AGAINST ABSTAIN

This proxy, when properly executed, will be voted in the manner specified by the undersigned. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

Signature Date: ,2006

Please sign name exactly as it appears hereon. If shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such.

FOLD AND DETACH HERE